Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Globalstar, Inc. of our report dated March 12, 2010 with respect to the consolidated financial statements of Globalstar, Inc., and the effectiveness of internal control over financial reporting, which report appears in the Annual Report on Form 10-K of Globalstar, Inc. for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the prospectus.

                                                       Crowe Horwath LLP

Oak Brook, Illinois
March 17, 2010